SUB-ITEM 77K: Changes in
Registrant?s Certifying
Accountant

On February 15, 2017, the Audit
Committee (the ?Committee?) of
the Board of Trustees of the Trust
dismissed PricewaterhouseCoopers
LLP (?PwC?), 101 Seaport
Boulevard, Suite 500, Boston, MA
02210, as the Trust?s independent
registered public accounting firm
effective following the issuance by
PwC of their report on the
Portfolio?s December 31, 2016
annual financial statements.

The reports of PwC on the Trust?s
financial statements for the fiscal
years ended December 31, 2016 and
2015 did not contain an adverse
opinion or disclaimer of opinion
and were not qualified or modified
as to uncertainty, audit scope, or
accounting principle.

During the fiscal years ended
December 31, 2016 and 2015, and
in the subsequent interim period
through February 15, 2017, there
were: (a) no disagreements with
PwC on any matters of accounting
principles or practices, financial
statement disclosure or auditing
scope or procedure which
disagreements, if not resolved to the
satisfaction of PwC, would have
caused PwC to make reference to
the matter in their reports on the
financial statements for such years;
and (b) no reportable events (as
defined in Regulation S-K
304(a)(1)(v)).

The Trust has provided a copy of
the foregoing disclosures to PwC
and requested that PwC furnish it
with a letter addressed to the
Securities and Exchange
Commission stating whether PwC
agrees with the above statements. A
copy of PwC?s letter, dated April
28, 2017, was included as an exhibit
to the Trust?s registration statement
filed on April 28, 2017.

On February 15, 2017, the
Committee also approved the
appointment of Ernst & Young LLP
(?E&Y?), 200 Clarendon Street,
Boston, MA 02116, as the Trust?s
independent registered public
accounting firm for the fiscal year
ending December 31, 2017.

During the two most recent fiscal
years and in the subsequent interim
period through February 15, 2017,
neither the Trust nor anyone on its
behalf has consulted with E&Y with
respect to either (i) the application
of accounting principles to a
specified transaction, either
completed or proposed, or the type
of audit opinion that would have
been rendered on the Trust?s
financial statements, and neither a
written report nor oral advice was
provided to the Trust that was an
important factor considered by the
Trust in reaching a decision as to
any accounting, auditing or
financial reporting issue or (ii) any
matter that was either the subject of
a disagreement or a reportable event
(as defined in Regulation S-K
304(a)(1)(v)).